Exhibit 99.1

TB SA Acquisition Corp will redeem its Class A Ordinary Shares and will not consummate an initial business combination

New York, February 28, 2023 – TB SA Acquisition Corp (the “Company”) (Nasdaq: TBSA), a special purpose acquisition company, today announced that as of the close of business on March 13, 2023, the Company’s publicly held Class A ordinary shares, par value $0.0001 (the “Public Shares”), will be deemed cancelled and will represent only the right to receive their pro-rata share in the Company’s trust account (“Trust Account”), because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-253086), initially filed with the United States Securities and Exchange Commission (the “Commission”) on February 12, 2021, relating to the Company’s initial public offering, if the Company is unable to complete an initial business combination within 24 months of the initial public offering, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its regulatory compliance costs and/or income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the Public Shares will be approximately $10.17 (the “Redemption Amount”). The balance of the Trust Account as of January 31, 2023 was approximately $203,599,848, which includes approximately $3,599,848 in interest and dividend income (excess of cash over approximately $200,000,000, the funds deposited into the Trust Account). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

As of the close of business on March 13, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount on or around March 27, 2023. The Company anticipates that the Public Shares will cease trading on The Nasdaq Capital Market (“Nasdaq”) as of the close of business on March 13, 2023.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. After March 13, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that Nasdaq will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intention to redeem all of its outstanding Public Shares, the Company’s cash position or cash held in the Trust Account, the Redemption Amount or the timing when the Company’s Public Shares will cease trading on Nasdaq. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information please contact:

Media

Brunswick Group

Alex Yankus

Tel: +1 (917) 818-5204

E-mail: ayankus@brunswickgroup.com